UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Cheesecake Factory Incorporated
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May 12, 2010

Dear Staff Members and Holders of The Cheesecake Factory Restricted Stock,

In the past, you were granted shares of restricted stock in our Company as part of your compensation and that makes you a shareholder of our Company.   While some of your shares are restricted (meaning that you can’t sell these shares until they vest), some of your shares may have already vested and YOU have the right to vote both unvested and vested shares that you own at our upcoming Annual Shareholders’ Meeting.  Within the past couple of weeks you should have received a package containing an annual report, a proxy statement and a proxy card.  For those of you who have opted to receive materials electronically, you should have received an email from the Company containing links to these materials.

For those of you who are unfamiliar with the shareholder voting process—here’s a little bit of background.  Every year, publicly traded companies ask their shareholders to vote on a variety of proposals — some have to do with how a company is governed (e.g., electing board members), some have to do with compensation (e.g., implementing a new stock option plan) and others are standard business items (e.g., confirming a Board’s appointment of an independent accounting firm).  These proposals are outlined in the proxy statement, along with our recommendation for how shareholders should vote on each matter.

This year, we have four proposals in our proxy statement and recommend that shareholders vote FOR each one.  They are:

(1) Election of two directors: Allen Bernstein and Thomas Gregory;

(2) Approval of our 2010 Stock Incentive Plan to allow us to continue to grant stock options, restricted stock and other forms of equity compensation to our staff members and others;

(3) Approval of the performance goals under which cash incentive compensation may be paid to certain employees under our 2010 Amended and Restated Annual Performance Incentive Plan in order to retain the tax deductibility of such compensation; and

(4) To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2010.

As a shareholder of our Company, you have a say in how the Company is run.  It is a privilege to vote and important that you do so.  PLEASE TAKE THE TIME TO VOTE YOUR SHARES.  If you have any questions about our proposals or how to vote your shares please don’t hesitate to call or email either Debby Zurzolo or me.

Doug

W. Douglas Benn

Executive Vice President and Chief Financial Officer

The Cheesecake Factory Incorporated